UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas	78216-6999
(Address of principal executive offices)	(Zip Code)
(210) 828-8484
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 8, 2005, Tesoro Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it has finalized the terms of its previously announced senior notes offering. The Company will issue $450 million in principal amount of 6 1/4% Senior Notes due 2012 and $450 million in principal amount of 6 5/8% Senior Notes due 2015. Both series are unsecured. The Company anticipates that consummation of the offering will occur on November 16, 2005 and intends to use the proceeds from the offering, together with cash on hand, to repurchase the Company’s outstanding 9 5/8% Senior Subordinated Notes due 2008, 9 5/8% Senior Subordinated Notes due 2012 and 8% Senior Secured Notes due 2008. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
99.1	Press Release issued on November 8, 2005 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  November 8, 2005

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press Release issued on November 8, 2005 by Tesoro Corporation.

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